ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. LICENSE AGREEMENT

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AIE Internet Casino Extension (ICE)

This SINGLE USER LICENSE AGREEMENT is a binding agreement between Atlantic International Entertainment, N.V. (User) and Atlantic International Entertainment, Ltd. for the Software System Product (ICE), which includes computer software and associated printed materials. By installing or otherwise using the Software System Product (ICE), User agrees to be bound by the terms of this agreement.
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                         SOFTWARE SYSTEM PRODUCT LICENSE

The Software Systems Product is protected by copyright laws and International copyright treaties as well as other intellectual property laws and treaties. This Software Product is licensed and not sold.

1. GRANT OF LICENSE. This SINGLE USER LICENSE AGREEMENT grants User the following rights:

             o User may install and use one copy of the Software System Product. This Software System Product may not be shared or used concurrently at more than one location.

2.       DESCRIPTION OF OTHER RIGHTS AND LIMITATIONS.

             o User may not reverse engineer, decompile, or disassemble the Software System Product.

             o The Software System Product is licensed as a single product. Its component parts may not be separated for use other than for one specific application.

             o User may not rent, lease, sell, transfer or assign the Software System Product without written consent of Atlantic International Entertainment, Ltd.

             o This is a non-expiring license. Without prejudice to any other rights, Atlantic International Entertainment, Ltd. may terminate this SINGLE USER LICENSE AGREEMENT if user fail to comply with all terms and conditions of this agreement. In such event, User must destroy all copies of this product.

3. COPYRIGHT. All title and copyrights to the Software System Product are owned by Atlantic International Entertainment, Ltd.

4. FEE. $450,000, payable after installation and acceptance by AIENV at minimum rate of $6,000 per month beginning 180 days after system is operating commercially. Payments to start no later than August 1, 1997. Fee includes all hardware requirements to provide a fully operational system. A $250,000 flat fee will be charged for additional Software
         Systems in one location, not including any additional hardware requirements. Payment in full by November 15, 1999.

5. SUPPORT AND UPGRADES. User will also pay $2000 per month for telephone technical support, software upgrades and new releases of gaming software systems for forty-eight months beginning August 1, 1997.

ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. TO THE MAXIMUM EXTENT PERMITTED BY DELAWARE LAW, DISCLAIM ALL WARRANTIES, EITHER EXPRESSED OR IMPLIED WITH REGARD TO THIS PRODUCT AND IN NO EVENT SHALL ATLANTIC INTERNATIONAL ENTERTAINMENT, LTD. BE LIABLE FOR ANY SPECIAL, INCIDENTAL. INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF THE USE OF THIS PRODUCT.

Agreed to this 4th day of November, 1996

Atlantic International                Atlantic International
   Entertainment, N.V.                   Entertainment, Ltd.
Bapor-Kibra 5C Building #1&2          2200 Corporate Blvd., Suite 317
Curacao, N.V.                         Boca Raton, Florida 33431


BY: /s/ Norman Hoskin                 BY: /S/ RICHARD IAMUNNO
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        Secretary                         Richard Iamunno, President